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                                 Exhibit 23.6

                  Consent of Silver, Freedman & Taff, L.L.P.
                          (with respect to Exhibit 8)
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                [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P.]



                                 July 29, 1996



Board of Directors
Roosevelt Financial Group, Inc.
900 Roosevelt Parkway
Chesterfield, Missouri  63017

Gentlemen:

     We hereby consent to the filing as Exhibit 8 to this Registration Statement on Form S-4 of our opinion as to certain federal income tax consequences of the Merger (as such term is defined in the Proxy Statement/Prospectus, which is a part of this Registration Statement), and to the inclusion of the statement in the Proxy Statement/Prospectus under the caption "The Merger--Certain Federal Income Tax Consequences of the Merger" that the discussion therein constitutes the opinion of Silver, Freedman & Taff, L.L.P. as to the material federal income tax consequences of the Merger. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,



                                        /s/ Silver, Freedman & Taff, L.L.P.
                                        Silver, Freedman & Taff, L.L.P.